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                                                                    Exhibit 21.1


                         Subsidiaries of Tellium, Inc.
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            Astarte Acquisition Corporation, a Colorado corporation

            Tellium (UK) Limited, incorporated pursuant to the Companies Acts of 1985-89 under the laws of England and Wales

            Tellium Benelux BVBA, incorporated under the laws of Belgium

            Tellium International, L.L.C., a Delaware Limited Liability Company